Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined in this Exhibit 99.3 shall have the meanings ascribed to them in the Current Report on Form 8-K (the “Form 8-K”) to which this exhibit is attached and, if not defined in the Form 8-K, the definitive proxy statement/prospectus filed with the SEC on December 12, 2022 (the “Proxy Statement”).

Unless the context requires otherwise, all references to (i) “Tailwind” refer to Tailwind Acquisition Corp. prior to giving effect to the Business Combination; (ii) “Nuburu” refer to the entity formerly known as Tailwind Acquisition Corp., which is now named Nuburu, Inc., after giving effect to the Business Combination; and (iii) “Legacy Nuburu” refer to the entity formerly known as Nuburu, Inc., which is now named Nuburu Subsidiary, Inc. after giving effect to the Business Combination.

Introduction

Nuburu is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination.

The unaudited pro forma condensed combined balance sheet as of December 31, 2022 combines the historical audited balance sheet of Tailwind as of December 31, 2022 with the historical audited consolidated balance sheet of Legacy Nuburu as of December 31, 2022, giving effect to the Business Combination as if it had been consummated on that date.

The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2022 combines the historical audited statement of operations of Tailwind for the fiscal year ended December 31, 2022 with the historical audited consolidated statement of operations of Legacy Nuburu for the fiscal year ended December 31, 2022. The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2021 combines the historical audited statement of operations of Tailwind for the fiscal year ended December 31, 2021 with the historical audited consolidated statement of operations of Legacy Nuburu for the fiscal year ended December 31, 2021, giving effect to the Business Combination as if it had been consummated on January 1, 2021. The unaudited pro forma condensed combined financial information contained herein gives effect to the redemption of shares of Tailwind Class A Common Stock in connection with Tailwind’s December 27, 2022 special meeting of stockholders, after which 316,188 shares of Tailwind Class A Common Stock remained outstanding and approximately $3.2 million remained in the Trust Account.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes:

•

The historical audited financial statements of Tailwind as of and for the fiscal year ended December 31, 2022 and audited financial statements of Tailwind as of and for the fiscal year ended December 31, 2021, contained in our Annual Report on Form 10-K filed with the SEC on March 31, 2023 (the “Form 10-K”); and

•

The historical audited consolidated financial statements of Legacy Nuburu as of and for the fiscal year ended December 31, 2022 and the historical audited consolidated financial statements of Legacy Nuburu as of and for the fiscal year ended December 31, 2021, contained in Exhibit 99.1 to the Form 8-K.

The foregoing historical financial statements have been prepared in accordance with GAAP.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined entity will experience. Tailwind and Legacy Nuburu have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Exhibit 99.2 to the Form 8-K, and other financial information included in the Proxy Statement and the Form 10-K.

Description of the Business Combination

On August 5, 2022, Tailwind entered into a Business Combination Agreement with Merger Sub and Legacy Nuburu. Pursuant to the Business Combination Agreement, Legacy Nuburu merged with Merger Sub, with Legacy Nuburu surviving as a wholly owned subsidiary of Nuburu.

At the Effective Time:

•

Each share of Legacy Nuburu Preferred Stock issued and outstanding immediately prior to the Effective Time was canceled and converted into the right to receive the number of shares of Common Stock equal to the greater of (A) the quotient obtained from (x) the applicable Preferred Stock Liquidation Preference of such share of Legacy Nuburu Preferred Stock divided by (y) $10.00, and (B) the product of (x) the number of shares of Legacy Nuburu Common Stock that such share of Legacy Nuburu Preferred Stock would be entitled to convert into as of immediately prior to the Effective Time in accordance with Legacy Nuburu’s Certificate of Incorporation, multiplied by (y) the Common Stock Exchange Ratio;

•

each share of Legacy Nuburu Common Stock, issued and outstanding immediately prior to the Effective Time was canceled and converted into the right to receive the number of shares of Common Stock equal to the Common Stock Exchange Ratio;

•

each Legacy Nuburu Option issued and outstanding immediately prior to the Effective Time, whether vested or unvested, was converted into an Exchanged Option equal to the product (rounded down to the nearest whole number) of (x) the number of shares of Legacy Nuburu Common Stock subject to such Legacy Nuburu Option immediately prior to the Effective Time and (y) the Common Stock Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to the quotient of (A) the exercise price per share of such Legacy Nuburu Option immediately prior to the Effective Time divided by (B) the Common Stock Exchange Ratio. Except as specifically provided above, following the Effective Time, each Exchanged Option continues to be governed by the same terms and conditions, including vesting and exercisability terms, as were applicable to the corresponding former Legacy Nuburu Option immediately prior to the Effective Time;

•

each Legacy Nuburu RSU issued and outstanding immediately prior to the Effective Time was converted into an Exchanged RSU equal to the product (rounded down to the nearest whole number) of (x) the number of shares subject to a Legacy Nuburu RSU immediately prior to the Effective Time and (y) the Common Stock Exchange Ratio. Except as specifically provided above, following the Effective Time, each Exchanged RSU continues to be governed by the same terms and conditions as were applicable to the corresponding former Legacy Nuburu RSU immediately prior to the Effective Time;

•

each outstanding warrant to purchase shares of Legacy Nuburu Common Stock was “net exercised” as of immediately prior to the Effective Time in accordance with its terms, is no longer outstanding, and was subsequently converted into Common Stock at the Effective Time as further described above; and

•

each outstanding Legacy Company Note was canceled and converted into shares of Legacy Nuburu Common Stock in accordance with its terms as of immediately prior to the Effective Time, which shares were then outstanding as Legacy Nuburu Common Stock as of immediately prior to the Effective Time and subsequently converted into Common Stock at the Effective Time as further described above (and with such shares being entitled to participate in the Preferred Stock Issuance).

The “Common Stock Exchange Ratio” means the quotient obtained by dividing (x) the Aggregate Common Stock Merger Consideration by (y) the number of Fully-Diluted Company Shares. The “Aggregate Common Stock Merger Consideration” means a number of shares of Common Stock equal to (a) 35,000,000 less (b) the aggregate number of Common Stock issued pursuant to Section 3.01(a)(i) of the Business Combination Agreement. “Fully-Diluted Company Shares” means an amount equal to, without duplication, (i) the aggregate number of shares of Legacy Nuburu capital stock that were issued and outstanding as of immediately prior to the Effective Time on a fully-diluted, as converted-to Legacy Nuburu Common Stock basis, plus (ii) the aggregate number of shares of Legacy Nuburu Common Stock issued upon the full exercise, exchange or conversion of Legacy Nuburu warrants, Legacy Nuburu Options, Legacy Nuburu RSUs and Legacy Company Notes that were outstanding as of immediately prior to the Effective Time; provided, however, that “Fully-Diluted Shares” excluded (A) all Unconverted Preferred Stock and (B) certain equity set forth in the schedules to the Business Combination Agreement.

The “Preferred Stock Exchange Ratio” means, with respect to each share of Legacy Nuburu Preferred Stock, the number of shares of Common Stock which a share of such series of Preferred Stock was cancelled and converted into pursuant to the applicable provisions of the Business Combination Agreement. Pursuant to the Business Combination Agreement, each share of Legacy Nuburu Preferred Stock issued and outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive the number of shares of Common Stock equal to the greater of (A) the quotient obtained from (x) the applicable Preferred Stock Liquidation Preference of such share of Legacy Nuburu Preferred Stock divided by (y) $10.00, and (B) the product of (x) the number of shares of Common Stock that such share of Legacy Company Preferred Stock was entitled to convert into as of immediately prior to the Effective Time in accordance with the Pre-Closing Legacy Nuburu Certificate of Incorporation, multiplied by (y) the Common Stock Exchange Ratio.

“Preferred Stock Liquidation Preference” means

(a) with respect to the Legacy Nuburu Series C Preferred Stock, an amount per share equal to $10.00, plus cumulative annual dividends (which shall accrue from day to day) at the rate of 6% on $5.00, whether or not declared, plus any other dividends declared but unpaid thereon;

(b) with respect to the Legacy Nuburu Series B-1 Preferred Stock, an amount per share equal to $0.80, plus cumulative annual dividends (which shall accrue from day to day) at the rate of 6% on $0.80, whether or not declared, plus any other dividends declared but unpaid thereon;

(c) with respect to the Legacy Nuburu Series B Preferred Stock, an amount per share equal to $5.00, plus cumulative annual dividends (which shall accrue from day to day) at the rate of 6% on $5.00, whether or not declared, plus any other dividends declared but unpaid thereon;

(d) with respect to the Legacy Nuburu Series A-1 Preferred Stock, an amount per share equal to $1.15, plus cumulative annual dividends (which shall accrue from day to day) at the rate of 6% on $1.15, whether or not declared, plus any other dividends declared but unpaid thereon; and

(e) with respect to the Legacy Nuburu Series A Preferred Stock, an amount per share equal to $1.00, plus cumulative annual dividends (which shall accrue from day to day) at the rate of 6% on $1.00, whether or not declared, plus any other dividends declared but unpaid thereon.

Pursuant to the terms of the Business Combination Agreement, the Common Stock and the Preferred Stock Exchange Ratios were as follows:

Legacy Nuburu Class / Series	Exchange Ratio
Legacy Nuburu Common Stock	0.515
Legacy Nuburu Series A Preferred Stock	0.566
Legacy Nuburu Series A-1 Preferred Stock	0.599
Legacy Nuburu Series B Preferred Stock	0.831
Legacy Nuburu Series B-1 Preferred Stock	0.515
Legacy Nuburu Series C Preferred Stock	1.146

The foregoing accounts for the issuance of Legacy Company Notes in the amount of $11.4 million and accrual of interest on the Legacy Company Notes through the Closing Date.

Closing Date Redemptions

The unaudited pro forma condensed combined financial information contained herein gives effect to the redemption of shares of Tailwind Class A Common Stock in connection with Tailwind’s December 27, 2022 special meeting of stockholders (the “Closing Date Redemptions”), after which 316,188 shares of Tailwind Class A Common Stock remained outstanding and approximately $3.2 million remained in the Trust Account.

Other Events in Connection with the Business Combination

Other events that took place in connection with the Business Combination are summarized below:

•

Preferred Stock Issuance. At the Closing, Tailwind declared an issuance of shares of Series A Preferred Stock to the holders of record of Common Stock as of the close of business on the Closing Date (other than (a) stockholders of Legacy Nuburu who had waived their entire right, title and interest in, to or under, any participation in the Preferred Stock Issuance (which, for clarity, excludes shares of Common Stock received as a result of the conversion of any Legacy Company Note) and (b) the Sponsor, who waived, for no consideration, its right, title and interest in, to or under, a portion of the Preferred Stock Issuance as further described in the Sponsor Support Agreement), with one share of Series A Preferred Stock issued in respect of each such share of Common Stock. For clarity, any stockholder of the Company that elected to redeem its shares in connection with the Business Combination did not participate in the Preferred Stock Issuance with respect to the shares it so redeemed, as such holder was not a record holder of Common Stock with respect to such shares as of the close of business on the Closing Date. The terms of the Series A Preferred Stock are set forth in a Certificate of Designations that was filed in connection with the Closing.

•

Lincoln Park Purchase Arrangement: Tailwind, Legacy Nuburu and Lincoln Park have entered into a purchase agreement pursuant to which Nuburu may direct Lincoln Park to purchase up to $100 million of Common Stock from time to time over a 48-month period, subject to certain limitations contained in the Lincoln Park Purchase Agreement. At the Closing, Nuburu issued 200,000 shares of Common Stock to Lincoln Park, and, 30 days after the Closing, Nuburu issued an additional 400,000 shares of Common Stock, representing the number of shares equal to $2,000,000 divided by the lesser of (x) $10.00 per share or (y) the average closing price of the Common Stock for the 10 consecutive business days prior to the date that is 30 days after the Closing, provided that if such average closing price is below $5.00 per share, then the average closing price shall be deemed to be $5.00 per share (the price was deemed to be $5.00 per share).

•

Founder Shares: In June 2020, the Sponsor purchased 8,625,000 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.003 per share (269,607 of which were subsequently forfeited following the underwriter’s partial exercise of its over-allotment option). In connection with the Business Combination, the Founder Shares held by the Sponsor were forfeited other than 1,150,000 shares (of which, 150,000 shares were transferred to Nautilus Master Fund, L.P. and 50,000 shares were transferred to Cohen & Company Capital Markets at Closing) See “Other Agreements—Sponsor Support Agreement” in the Proxy Statement and the section titled “Share Transfer Agreement” under Item 1.01 of the Form 8-K for more information.

Accounting for the Business Combination

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP because Legacy Nuburu has been determined to be the accounting acquirer. Under this method of accounting, Tailwind, which is the legal acquirer, is treated as the accounting acquiree for financial reporting purposes and Legacy Nuburu, which is the legal acquiree, is treated as the accounting acquirer. Accordingly, the consolidated assets, liabilities and results of operations of Legacy Nuburu have become the historical financial statements of Nuburu, and Tailwind’s assets, liabilities and results of operations have been consolidated with Legacy Nuburu’s beginning on the acquisition date. For accounting purposes, the financial statements of Nuburu represent a continuation of the financial statements of Legacy Nuburu with the Business Combination being treated as the equivalent of Legacy Nuburu issuing stock for the net assets of Tailwind, accompanied by a recapitalization. The net assets of Tailwind are stated at historical costs and no goodwill or other intangible assets have been recorded. Operations prior to the Business Combination will be presented as those of Legacy Nuburu in future reports of Nuburu.

Legacy Nuburu was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Legacy Nuburu stockholders comprise a majority of the voting power of Nuburu;

•	The Nuburu board of directors consists only of members of the Legacy Nuburu board of directors or nominees selected by Legacy Nuburu;

•	Legacy Nuburu’s operations prior to the acquisition comprise the only ongoing operations of Nuburu;

•	Legacy Nuburu’s senior management comprises the senior management of Nuburu;

•	Nuburu has assumed the Legacy Nuburu name; and

•	Legacy Nuburu’s headquarters have become Nuburu’s headquarters.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of Nuburu following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the dates of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

Basis of Pro Forma Presentation

The following summarizes the pro forma Common Stock issued and outstanding immediately after the Business Combination, and totals may not add up to 100% due to rounding:

	No. of Common Shares(1)	% Common Ownership(1)
Nuburu Stockholders(2)	31,323,904	94.9%
Tailwind Public Stockholders	316,188	1.0%
Tailwind Sponsor	950,000	2.9%
Nautilus Master Fund, L.P.(3)	150,000	0.5%
Cohen & Company Capital Markets(4)	50,000	0.2%
Lincoln Park Commitment Shares(5)	200,000	0.6%

Total	32,990,092	100.0%

(1)	Excludes Series A Preferred Stock issued through the Preferred Stock Issuance. Ownership of Series A Preferred Stock is described in more detail in the table below.
(2)

Representing Common Stock issued to Legacy Nuburu stockholders (i.e., in respect of Legacy Nuburu Preferred Stock and Legacy Nuburu Common Stock (including Legacy Nuburu Common Stock issued in respect of the Legacy Company Notes and any Legacy Nuburu warrants that were net exercised, but excluding shares of Common Stock subject to Exchanged Options and Exchanged RSUs)).

(3)	Representing 150,000 shares transferred by the Sponsor to Nautilus Master Fund, L.P. in connection with the Closing.
(4)	Representing 50,000 shares transferred by the Sponsor to Cohen & Company Capital Markets in connection with the Closing.
(5)

Lincoln Park held 200,000 commitment shares as of the Closing and, 30 days after the Closing, Nuburu issued an additional 400,000 commitment shares, representing the number of shares equal to $2,000,000 divided by the lesser of (i) $10.00 per share or (ii) the average closing price of Common Stock for the 10 consecutive business days prior to the date that is 30 days after the Closing, provided that if such average closing price is below $5.00 per share, then the average closing price shall be deemed to be $5.00 per share (the price was deemed to be $5.00 per share).

The following summarizes the pro forma Series A Preferred Stock issued and outstanding immediately after the Business Combination, and totals may not add up to 100% due to rounding:

	No. of Preferred Shares	% Preferred Ownership
Legacy Nuburu Stockholders(1)	15,478	0.5%
Legacy Nuburu Company Noteholders(2)	1,361,787	47.9%
Tailwind Public Stockholders	316,188	11.1%
Tailwind Sponsor	650,000	22.9%
Anzu Warrant Shares(3)	500,000	17.6%

Total	2,843,453	100.0%

(1)

As of the Closing, each Nuburu stockholder waived its right to participate in the Preferred Stock Issuance (for clarity, excluding any shares received as a result of the conversion of any Legacy Company Notes prior to the Closing, which were entitled to participate in the Preferred Stock Issuance). Nuburu stockholders entitled to receive approximately 99% of the Common Stock issued as merger consideration pursuant to the Business Combination Agreement agreed to waive such right by entering into the Stockholder Support Agreement (for clarity, excluding any shares received as a result of the conversion of any Legacy Company Notes).

(2)	Accounts for the issuance of Legacy Company Notes in the amount of $11.4 million and accrual of interest on the Legacy Company Notes through the Closing Date.
(3)	Represents 500,000 shares of Series A Preferred Stock issued pursuant to a warrant issued to Anzu Partners pursuant to the Services Agreement.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2022

(in thousands, except per share and per share amounts)

	Tailwind (Historical)	Legacy Nuburu (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$5	$2,880	$3,238	A	$3,806
			4,100	B
			(6,417)	C
Accounts receivable	—	327	—		327
Inventories, net	—	973	—		973
Deferred financing costs	—	4,259	(4,259)	D	—
Prepaid expenses and other	81	47	—		128

Total Current Assets	86	8,486	(3,338)		5,234

Property and Equipment, net	—	3,772	—		3,772
Construction in progress	—	189	—		189
Right-of-use asset	—	642	—		642
Deposits	—	34	—		34
Investment held in Trust Account	33,034	—	(33,034)	A	—

Total Assets	$33,120	$13,123	$(36,372)		$9,871

Liabilities
Accounts payable and accrued expenses	$4,992	$6,769	$1,007	E	$2,510
			1,027	F
			(3,449)	G
			(2,095)	H
			(2,550)	I
			(3,192)	J
Contract liabilities	—	179	—		179
Operating lease liability, current	—	343	—		343
Legacy Company Notes payable	—	7,300	(7,300)	K	—
Income taxes payable	88	—	—		88
Class A common stock redemption payable	29,554	—	(29,554)	S	—

Total current liabilities	34,634	14,591	(46,105)		3,120

Operating lease liability, noncurrent	—	374	—		374
Convertible note – related party	600	—	(600)	L	—
Deferred underwriting commissions	11,698	—	(11,698)	M	—
Warrant liabilities	1,849	—	(679)	N	1,170

Total liabilities	48,781	14,965	(59,082)		4,664

Mezzanine equity

	Tailwind (Historical)	Legacy Nuburu (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Class A common stock subject to possible redemption	3,204	—	(3,204)	O	—

Total mezzanine equity	3,204	—	(3,204)		—

Series A Preferred stock	—	4	(4)	P	—
Common stock	—	1	2	P	3
Class A common stock	—	—	—		—
Class B common stock	1	—	(1)	Q	—
Additional paid-in capital	—	59,345	3,204	O	54,308
			4,100	B
			2,095	H
			1	Q
			2	P
			7,300	K
			(29,871)	A
			(2,555)	D
			(18,866)	R
			29,554	S
Accumulated deficit	(18,866)	(61,192)	18,866	R	(49,104)
			(1,704)	D
			(1,007)	E
			(1,027)	F
			3,449	G
			11,698	M
			679	N

Total stockholders’ equity	(18,865)	(1,842)	25,914		5,207

Total liabilities, mezzanine equity & stockholders’ equity	$33,120	$13,123	$(36,372)		$9,871

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Fiscal year Ended December 31, 2022

(in thousands, except share and per share amounts)

	Tailwind (Historical)	Legacy Nuburu (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$—	$1,440	$—		$1,440
Cost of revenue	—	4,860	—		4,860

Gross margin	—	(3,420)	—		(3,420)
Research and development expenses	—	4,546	—		4,546
Sales and marketing expenses	—	708	—		708
General and administrative expenses	—	5,324	—		5,324
Formation and operational costs	1,959	—	—		1,959
Operating loss	(1,959)	(13,998)	—		(15,957)

Interest income (expense), net	—	(131)	—		(131)
Change in fair value of warrant liabilities	11,885	—	—		11,885
Interest earned on marketable securities held in Trust Account	1,573	—	(1,573)	a	—

Income (loss) before income taxes	11,499	(14,129)	(1,573)		(4,203)
Income tax expense	(358)	—	—		(358)

Net income (loss)	$11,141	$(14,129)	$(1,573)		$(4,561)

Net income (loss) per share
Basic earnings (loss) per share					$(0.14)	b
Diluted earnings (loss) per share					$(0.12)	c

Weighted average shares outstanding
Basic weighted-average common shares outstanding					32,990,092
Diluted weighted-average common shares outstanding					36,666,068

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Fiscal Year Ended December 31, 2021

(in thousands, except share and per share amounts)

	Tailwind (Historical)	Legacy Nuburu (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$—	$377	$—		$377
Cost of revenue	—	1,766	—		1,766

Gross profit	—	(1,389)	—		(1,389)
Research and development expenses	—	2,463	—		2,463
Sales and marketing expenses	—	1,648	—		1,648
General and administrative expenses	—	3,885	—		3,885
Formation and operational costs	5,572	—	—		5,572

Operating loss	(5,572)	(9,385)	—		(14,957)
Interest income (expense), net	—	1	—		1
Change in fair value of warrant liabilities	23,241	—	—		23,241
Interest earned on marketable securities held in Trust Account	120	—	(120)	a	—

Income (loss) before income taxes	23,361	(9,384)	(120)		8,285
Income tax expense	—	—	—		—

Net income (loss)	$17,789	$(9,384)	$(120)		$8,285

Net income per share
Basic earnings per share					$0.25	b
Diluted earnings per share					$0.23	c

Weighted average shares outstanding
Basic weighted-average common shares outstanding					32,990,092
Diluted weighted-average common shares outstanding					36,666,068

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The pro forma adjustments have been prepared as if the Business Combination had been consummated on December 31, 2022 in the case of the unaudited pro forma condensed combined balance sheet and on January 1, 2021, the beginning of the earliest period presented in the unaudited pro forma condensed combined statement of operations, and are inclusive of the Closing Date Redemptions.

The unaudited pro forma condensed combined financial information is prepared assuming the following methods of accounting in accordance with GAAP.

The Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Accordingly, for accounting purposes, the financial statements of the combined entity represent a continuation of the financial statements of Legacy Nuburu with the acquisition being treated as the equivalent of Legacy Nuburu issuing stock for the net assets of Tailwind, accompanied by a recapitalization. The net assets of Tailwind are stated at historical cost, with no goodwill or other intangible assets recorded.

The pro forma adjustments represent management’s estimates based on information available as of the date of the Form 8-K and are subject to change as additional information becomes available and additional analyses are performed. Management considers this basis of presentation to be reasonable under the circumstances.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

2.	Accounting Policies

Since consummation of the Business Combination, management has commenced a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of Nuburu. Based on its initial analysis, management has not yet identified any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any material differences in accounting policies.

3.	Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The pro forma basic and diluted per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Common Stock outstanding as of Closing, assuming the Business Combination and other related events occurred on January 1, 2021.

Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2022

The unaudited pro forma condensed combined balance sheet as of December 31, 2022 reflects the following adjustments (in thousands):

A – Reflects the liquidation and reclassification of $33.1 million of investments held in the trust account to cash and cash equivalents, which includes the $75,000 second extension payment made on January 9, 2023, net of redemption payments of $29.9 million, that became available for general corporate use of the Company at Closing.

B – Reflects the proceeds of $4.1 million from the issuance and sale of the Legacy Company Notes issued in January 2023.

C – Represents the cash disbursement for the estimated direct and incremental transaction costs of $6.4 million incurred prior to, or concurrent with the Closing by Tailwind and Legacy Nuburu, including the deferred financing costs and extension payments, in connection with the Transactions.

D – Represents the recognition against additional paid-in capital of costs incurred by Legacy Nuburu related to the consummation of the Business Combination between Tailwind and Legacy Nuburu. This adjustments converts $4.3 million in costs originally recognized in Legacy Nuburu’s historical financial statements as a deferred transaction costs asset to additional paid-in capital as of the Closing.

E – Represents the addition of costs incurred by Tailwind related to the consummation of the Business Combination between Tailwind and Legacy Nuburu subsequent to the historical December 31, 2022 financial statements.

F – Represents the addition of costs incurred by Legacy Nuburu related to the consummation of the Business Combination between Tailwind and Legacy Nuburu subsequent to the historical December 31, 2022 financial statements.

G – Reflects the waiver of costs incurred by Tailwind related to the consummation of the Business Combination between Tailwind and Legacy Nuburu.

H – Reflects the waiver of costs incurred by Legacy Nuburu related to the consummation of the Business Combination between Tailwind and Legacy Nuburu.

I – Represents the settlement in cash of $2.6 million in Tailwind accounts payable and accrued expenses.

J – Represents the settlement in cash of $3.2 million in Legacy Nuburu accounts payable and accrued expenses.

K – Reflects the settlement of Legacy Company Notes issued as of December 31, 2022 and payable in Legacy Nuburu Common Stock.

L – Represents the settlement of the extension loan.

M – Reflects the waiver of Tailwind’s $11.7 million deferred underwriting fee payable to Jefferies LLC.

N – Reflects the cancellation of Tailwind’s 9,700,000 Private Placement Warrants held by Sponsor in connection with the Closing.

O – Reflects the reclassification of $3.2 million of Class A Common Stock subject to redemption to permanent equity.

P – Reflects the conversion of 40,392,723 shares of Legacy Nuburu Preferred Stock to Common Stock.

Q - Reflects the forfeiture of all 8,355,393 shares of the Sponsor’s Class B Common Stock other than 1,150,000 shares of Common Stock (of which, 150,000 shares were transferred to Nautilus Master Fund, L.P. and 50,000 shares were transferred to Cohen & Company Capital Markets at Closing) and 650,000 shares of Series A Preferred Stock.

R - Reflects the elimination of Tailwind’s historical accumulated deficit with a corresponding adjustment to additional paid-in capital for Legacy Nuburu in connection with the reverse recapitalization at the Closing.

S - Reflects the redemption of 2,916,653 shares of Tailwind Class A Common Stock in connection with Tailwind’s December 27, 2022 special meeting of stockholders.

Adjustments and Assumptions to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Fiscal Year Ended December 31, 2022 and for the Fiscal Year Ended December 31, 2021

The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2022 and for the fiscal year ended December 31, 2021 reflects the following adjustments:

a – Represents the elimination of interest income earned on cash equivalents held in Tailwind’s Trust Account during the period.

b – Basic net loss per share as a result of the pro forma adjustments.

c – Diluted net loss per share as a result of the pro forma adjustments.

4.	Net Income per Share

As the Business Combination has been reflected as if it occurred on January 1, 2021 for purposes of the unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2022 and the year ended December 31, 2021, the calculation of weighted average shares outstanding for pro forma basic and diluted net income per share assumes the shares issuable in connection with the Business Combination had been outstanding as of such date.

In thousands, except share and per share amounts	For the Fiscal Year ended December 31, 2022	For the Year ended December 31, 2021
Pro forma net (loss) income	$(4,561)	$8,285
Weighted average shares outstanding – Basic	32,990,092	32,990,092
Weighted average shares outstanding – Diluted	36,666,068	36,666,068
Basic net income (loss) per share, Class A Common Stock	$(0.14)	$0.25
Diluted net income (loss) per share, Class A Common Stock	$(0.12)	$0.23

The above calculation excludes the effects of dilutive preferred stock from the computation of diluted net loss per share as the effect would be to reduce the net income per share. Therefore, the weighted average number of shares of common stock outstanding used to calculate both basic and diluted net loss per share attributable to common stockholders of the combined entity is the same.